Exhibit 10.1

Exhibit 10.1 — Amendment to Employment Agreement dated February 18, 2003 between Rick Altinger and VantageMed Corporation dated November 7, 2006

Amendment to Employment Agreement Dated February 18, 2003

Between Richard Altinger and VantageMed Corporation

Paragraphs 1 and 2 of the Employment Agreement dated February 18, 2003 between Richard Altinger and VantageMed Corporation is hereby amended to read as follows:

1.             Position and Duties.  Employee will be employed by the Company as its Executive Vice President of Marketing and Business Development, reporting to the Company’s Chief Executive Officer.  Employee accepts employment with the Company on the terms and conditions set forth in this Agreement, and Employee agrees to devote Employee’s full working time, energy and skill to Employee’s duties at the Company and shall use his best efforts to perform his duties.  These duties will include, but not be limited to, those duties normally performed by an Executive Vice President of Marketing and Business Development, as well as any other reasonable duties that may be assigned to Employee from time to time.

2.             Term of Employment.   The term of the Agreement shall continue until February 18, 2009 (the “Term”); provided, however, that the relationship may be terminated by Employee or the Company pursuant to the provisions of Paragraphs 4 and 5 below.  Thereafter, subject to the provisions for termination in Paragraph 4, this Agreement shall be extended automatically for a term of one year (the “Renewal Term”), unless:  (a) the Company or the Employee gives written termination notice to the other party at least thirty days prior to either the termination of the initial Term of employment or any Renewal Term established thereafter; or (b) the Company and the Employee agree to a mutually acceptable date on which to terminate this agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

VantageMed Corporation

	By:	/s/ Steve Curd
Date:November 7, 2006		Steve Curd
	Its:	Chief Executive Officer

/s/ Rick Altinger
Date:November 7, 2006		Rick Altinger